EXHIBIT 10.4.1

                   LEASE ADDENDUM TWO FOR MODIFICATION OF RENT
                    AND OPTION FOR EARLY TERMINATION OF LEASE

THIS ADDENDUM DATED November 11, 2003 (for reference purposes only) shall be attached to and considered part of that certain Lease Agreement entered into by and between James M. Roswell d/b/a Burbank East Business Park, ("Landlord"), and Biopool International, Inc. d/b/a Xtrana, Inc., a Delaware Corporation (Tenant"), dated December 19, 2001, as modified by the Lease Addendum One for Increase In Space Dated December 21, 2001. For the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

The following provisions shall hereby modify the aforementioned Lease Agreement, as modified by the Lease Addendum One for Increase In Space Dated December 21, 2001.

1. GROSS RENT ABATEMENT. Landlord and Tenant agree to a 6 month partial abatement of the Gross Rent in the amount of $5,000 per month for a 6 month period commencing on December 1, 2003, and expiring on May 31, 2004. During this abatement time period, Tenant shall pay Landlord as Gross Rent the sum of FOURTEEN-THOUSAND EIGHT-HUNDRED THIRTY-NINE DOLLARS AND 75/100 ($14,839.75) on or before December 1, 2003, and a like sum on or before the first day of each and every successive calendar month thereafter and expiring March 31, 2004. Landlord and Tenant agree that commencing on April 1, 2004, and expiring on May 31, 2004, Tenant shall pay Landlord as Gross Rent the sum of FIFTEEN-THOUSAND THREE-HUNDRED THIRTY-FOUR DOLLARS AND 44/100 ($15,334.44).

2. ABATED RENT REPAYMENT. This abated Gross Rent shall accrue interest at the rate of 6% per annum and shall be paid in full, without deduction or offset in lawful money of the United States on or before June 1, 2004. Commencing on June 1, 2004 the Gross Rent shall continue at the unabated rate as set forth in the Lease Agreement and Lease Addendum One on a monthly basis, continuing until the expiration of the lease as set forth in the Lease agreement and Lease Addendum One.

3. AMENDMENT TO LETTER OF CREDIT. On or before December 1, 2003, Tenant shall provide landlord with a second amendment to the Irrevocable Standby Letter of Credit No. STR19435, dated April 9, 2002, as amended by the Amendment to Irrevocable Standby Letter of Credit No. STR19435 dated January 21, 2003, to increase the amount of the Irrevocable Standby Letter of Credit to the sum of $137,500, effective for the one year time period December 1, 2003 through December 1, 2004. On or after December 1, 2004, Tenant shall provide Landlord with a third amendment to the Irrevocable Standby Letter of Credit reducing the sum to $62,046, as per the original Lease.

4. OPTION FOR EARLY TERMINATION OF LEASE. After December 1, 2003, Tenant shall have the option to effect an early termination of the Lease Agreement, as amended, upon timely notice and payment of one half of the remaining Base Rent due under the lease agreement, plus payment of the abetted Gross Rent, plus accrued interest amount referenced in paragraph 1 and 2 of this Lease Addendum Two, less the amount of the security deposit in the sum of $31,022.40, plus any cost of repair or cleaning as provided in paragraph 6 of the Lease Agreement ("Termination Payment").


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         Tenant shall provide  Landlord  with written  notice of its election to exercise its option for early termination sixty (60) days prior to termination. In the event Tenant exercises its option for early termination, and conditioned upon receipt of the Termination Payment as set forth in this paragraph, the Irrevocable Standby Letter of Credit No. STR19435 and Amendments thereto shall be null and void, and will be released by Landlord. Landlord agrees to release Tenant from all obligations under the Lease Agreement upon receipt of the Termination Payment.

5. MASTER LEASE. It is hereby agreed and understood between Landlord and Tenant that this Lease Addendum does not apply to any Sublease Agreement.

6. ALL OTHER TERMS AND CONDITIONS OF THE LEASE. It is hereby agreed and understood between Landlord and Tenant that all other terms and conditions of the Lease Agreement and attachments, addenda and exhibits thereto, including, without limitation, Lease Addendum One for Increase in Space, shall be unmodified and shall remain in full force and effect.






LANDLORD:                                       TENANT:

James M. Roswell
DBA Burbank East Business Park                  Biopool International, Inc.



     /s/ James M. Roswell
By:  /s/ James M. Roswell                      By:  /s/ Timothy J. Dahltorp
    ----------------------------                   -----------------------------
         James M. Roswell                               Timothy J. Dahltorp
                                                        Chief Financial Officer




Date: November 11, 2003                        Date: November 11, 2003